Exhibit 10.23 © 2021 Sprinklr, Inc. All rights reserved. sprinklr.com | info@sprinklr.com 1 January 12, 2022 Manish Sarin 1287 Fremont Ave Los Altos, CA 94024 Dear Manish: On behalf of Sprinklr, Inc. (“Sprinklr” or the “Company”), I am pleased to offer you employment at Sprinklr on the terms and conditions set forth in this offer letter agreement. 1. The Company hereby offers you full-time employment as Chief Financial Officer for Sprinklr commencing on or about January 24, 2022 (the actual date of your commencement of employment shall be referred to herein as the “Start Date”). 2. Your initial salary will be at the rate of USD $440,000.00 per year, payable in accordance with the Company’s standard payroll schedule for salaried employees (including pay periods that currently occur twice per month), subject to standard withholding and payroll taxes. You will also be eligible to earn an annual discretionary bonus, in the target amount of 90% of your base salary. The amount of this bonus will be determined in the sole discretion of the Company and based, in part, on your performance and the performance of the Company during the calendar year, as well as any other criteria the Company deems relevant. The Company will pay you this bonus, if any, no later than March 15th of the following calendar year. The bonus is not earned until paid and no pro-rated amount will be paid if your employment terminates for any reason prior to the payment date. With your initial salary rate and target annual bonus, your total target annual earnings will be USD $836,000.00. 3. We will recommend that the compensation committee of Sprinklr's board of directors (the “Compensation Committee”) grant you an award of Restricted Stock Units ("RSUs") in respect of a number of common shares of Sprinklr equal to USD $4,000,000 (the “New Hire Award”). The price used to convert the New Hire Award will be based on the month following your date of hire, and will be calculated using the 30 trading-day average share price as determined on the 10th of that month. Assuming the Start Date is January 24, 2022, the price used would be calculated on the 10th of March. The grant date and vesting commencement date of the New Hire Award shall be the first to occur of March 15, June 15, September 15 or December 15 (each a “quarterly date”), in each case, following the month in which you begin employment (i.e., March 15, 2022 assuming the Start Date is January 24, 2022). The New Hire Award shall vest as follows: 1/4th of the RSUs shall vest on the first quarterly date to occur on or after the first anniversary of your vesting commencement date and a further 1/16th shall vest each on each quarterly date thereafter, subject to your continued service with Sprinklr through each such vesting date. 4. We will also recommend that the Compensation Committee grant you an award of RSUs in respect of a number of common shares of Sprinklr equal to USD $2,000,000 (the “Refresh Award”). The price used to convert the Refresh Award will be calculated using the 30 trading-day average share price as determined on the 10th of the month in which the Refresh Award is granted. The Refresh Award shall vest as follows: 1/16th of the RSUs subject to the Refresh Award

29 West 35th Street, 7th Floor New York, NY 10001 © 2021 Sprinklr, Inc. All rights reserved. sprinklr.com | info@sprinklr.com 2 shall vest quarterly on March 15, June 15, September 15 and December 15 following the grant date, subject to your continued service with Sprinklr through each such vesting date. 5. Your primary work location will be your home office, subject to your attendance of meetings at other Company offices and/or at other locations, as the Company may reasonably request. You specifically acknowledge that the position may require frequent travel to the Company’s headquarters located in New York, New York. 6. During your employment with the Company you will be eligible to participate in all of our then- current customary employee benefit plans and programs, subject to eligibility requirements, enrollment criteria, and the other terms and conditions of such plans and programs. The Company reserves the right to change or rescind its benefit plans and programs and alter employee contribution levels at its discretion. You will be eligible to participate in the Company’s vacation policies in effect from time to time. Currently, the Company offers a Flexible Paid Time Off (PTO) program under which PTO is not tracked, accrued or carried over from year to year. PTO is to be arranged with your manager in accordance with the Flexible PTO policy. You will be eligible to participate in the Company’s Severance and Change in Control Plan, pursuant to the terms and conditions of that plan, as in effect from time to time. 7. In connection with your employment with the Company, you will receive and have access to Company confidential information and trade secrets. By executing this letter below, you agree that during the course of your employment and thereafter that you shall not use or disclose, in whole or in part, any of the Company’s or its clients’ trade secrets, confidential and proprietary information, including client lists and information, to any person, firm, corporation, or other entity for any reason or purpose whatsoever other than in the course of your employment with the Company or with the prior written permission of the Company’s Chief Executive Officer. In addition, enclosed with this offer letter is the Company’s Non-Disclosure and Invention Assignment Agreement (the “NDA”), which contains restrictive covenants and prohibits unauthorized use or disclosure of the Company’s confidential information and trade secrets, among other obligations. Please review the NDA and only sign it after careful consideration. By executing this letter below, you represent and warrant to the Company that you have no agreement with, or duty to, any previous employer or other person or entity that would prohibit, prevent, inhibit, limit, or conflict with the performance of your duties to the Company. 8. This offer of employment with the Company is contingent upon (a) our satisfactory completion of reference and background checks, and (b) satisfactory proof of your authorization to work in the United States. You agree to assist as needed and to complete any documentation at the Company’s request to meet these conditions. 9. Although we hope that your employment with us is mutually satisfactory, employment at the Company is “at will.” This means that, just as you may resign from the Company at any time with or without cause, the Company has the right to terminate your employment relationship at any time with or without cause or advance notice. It further means that the Company may change your position, duties, compensation, benefits or work location from time to time in its discretion. Neither this letter nor any other communication, either written or oral, should be construed as a contract of employment, unless it is signed by both you and the Company’s Chief Operating Officer (or Chief Executive Officer), and such agreement is expressly acknowledged as an employment contract.

29 West 35th Street, 7th Floor New York, NY 10001 © 2021 Sprinklr, Inc. All rights reserved. sprinklr.com | info@sprinklr.com 3 10. This letter together with the NDA contains the complete and exclusive statement of your employment agreement with the Company, supersedes all prior agreements and understandings between you and anyone related to your employment, and is governed by the laws of the State of New York. Changes in your employment terms, other than those changes expressly reserved to the Company’s discretion in this letter, require a written modification signed by you and a duly authorized officer of the Company (other than you). If any provision of this offer letter agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this offer letter agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This letter may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes. We are excited about you joining the Sprinklr family! Kindly sign your name at the end of this letter and return it to me to signify your understanding and acceptance of these terms. Here’s to an amazing journey together! Sincerely, Diane K. Adams Chief Culture & Talent Officer January 12, 2022 Agreed to and Accepted by: {{CANDIDATE_SIGNATURE}} Manish Sarin Date: {{CANDIDATE_SIGNATURE_DATE}} /s/ Diane K. Adams /s/ Manish Sarin January 12, 2022

29 West 35th Street, 7th Floor New York, NY 10001 © 2021 Sprinklr, Inc. All rights reserved. sprinklr.com | info@sprinklr.com 4 NON-DISCLOSURE AND INVENTION ASSIGNMENT AGREEMENT As an employee of Sprinklr, Inc., any of its subsidiaries, affiliates or successors (collectively, the "Company"), and in consideration of the compensation now and hereafter paid to me, the undersigned (“I”) hereby agree as follows: 1. Maintaining Confidential Information a. Company Information. I agree at all times during the term of my employment (if an employee) and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Chief Executive Officer of the Company (the “CEO”) or the CEO’s designee, any Proprietary Information (as defined below), except as such disclosure, use or publication may be required in connection with my work for the Company. “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company, including, without limitation, all trade secrets, proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs (including source code and object code), data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants or licensees, in whatever form. Notwithstanding the foregoing, “Proprietary Information” shall not include (i) information which is at the time of disclosure, or which subsequently becomes through no fault of mine, generally available to the public; (ii) information which I received from third parties who were not under any direct or indirect obligation of confidentiality; and (iii) information which the Company has disclosed to third parties without any obligation of confidentiality. I acknowledge that Proprietary Information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between the Company and me, nothing in this Agreement shall limit my right to discuss my employment or report possible violations of law or regulation with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or similar state or local agency or to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure. b. Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree during the term of my employment and thereafter, to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for the Company consistent with the

29 West 35th Street, 7th Floor New York, NY 10001 © 2021 Sprinklr, Inc. All rights reserved. sprinklr.com | info@sprinklr.com 5 Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express prior written authorization of the CEO of the Company. c. Ownership. I acknowledge and agree that the Proprietary Information constitutes valuable, special and unique assets of the Company, and that the Proprietary Information is and shall remain at all times the sole and exclusive property of the Company, and is vital to the successful operation of the Company’s business. 2. Retaining and Assigning Inventions and Original Works a. Inventions and Original Works Retained by Me. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment or engagement with the Company which relate to the Company's proposed or current business, products or research and development (the “Company Business”), which belong to me (collectively, the "Prior Inventions") and which are not assigned to the Company; or, if no such list is attached, I represent that there are no such inventions. If in the course of my employment or engagement with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have an non-exclusive, royalty free, irrevocable, perpetual, or world-wide license to make, have made, sublicense, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine. b. Inventions and Original Works Assigned to the Company. (i) I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will transfer, convey, release and assign to the Company all my right, title, and interest, if any, in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am employed or engaged as a contractor by the Company and which relate to the Company Business. (ii) If I have been employed or engaged by the Company for any period of time prior to the execution of this Agreement, by execution of this Agreement I hereby transfer, convey, release and assign to the Company all my right, title and interest, if any, in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets which relate to the Company Business and which I have solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice, during the period of time that I have been employed with or engaged by the Company. The inventions, original works of authorship, developments, concepts, improvements or trade secrets referred to in Subsections (i) and (ii) above are collectively referred to as the "Inventions". (iii) I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment or engagement and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

29 West 35th Street, 7th Floor New York, NY 10001 © 2021 Sprinklr, Inc. All rights reserved. sprinklr.com | info@sprinklr.com 6 c. Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States government or any of its agencies. d. Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure and enforce the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me. 3. Returning Company Documents. I agree that, at the time of leaving the employ or engagement of the Company for whatever reason or circumstance, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all Proprietary Information as well as any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items, belonging to the Company, its successors or assigns. In the event of the termination of my employment or engagement, I agree to promptly sign and deliver to the Company a certificate confirming my compliance with all terms of this Agreement in a form reasonably satisfactory to the Company. 4. Representations; Covenants. a. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement (i) to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by or engagement with the Company, or (ii) to assign Inventions to any former employer or any other third party. I will not disclose to the Company or use on its behalf any confidential information belonging to others. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith. b. Restrictive Covenants. Because of the trade secret subject matter of the Company’s business, I agree that during the term of my employment with the Company or its affiliates and for a period of six (6) months thereafter, I will not directly or indirectly solicit the services of any of

29 West 35th Street, 7th Floor New York, NY 10001 © 2021 Sprinklr, Inc. All rights reserved. sprinklr.com | info@sprinklr.com 7 the employees, consultants, suppliers or customers of the Company, nor will I encourage any such person to end their relationship with or to reduce or cease doing business with Company. In addition, I will not during the term of this Agreement and for a period of three (3) months thereafter, directly or indirectly, in any individual or representative capacity, engage or participate in or provide services to any business that is competitive with the types and kinds of business being conducted by the Company. 5. Equitable Relief. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 1, 2 and/or 3 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. 6. General Provisions a. Employment/Engagement at Will. This Agreement is not an employment agreement. I understand that the Company may terminate my employment at any time, with or without cause, subject to the terms of any separate written agreement duly executed by both parties. b. Acknowledgment. I acknowledge that I have had the opportunity to consult legal counsel in regard to this Agreement, that I have read and understood this Agreement, that I am fully aware of its legal effect, and that I have entered into it freely and voluntarily and based on my own judgment and not on any representations, understandings, or promises other than those contained in this Agreement. c. Governing Law. This Agreement will be governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the jurisdiction of the state courts of the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement. The prevailing party in any litigation hereunder shall be entitled to recover all of its legal costs (including without limitation, legal fees and expenses and court costs) in connection with such action. d. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. e. Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable by a court of competent jurisdiction, then the remaining provisions will continue in full force and effect.

29 West 35th Street, 7th Floor New York, NY 10001 © 2021 Sprinklr, Inc. All rights reserved. sprinklr.com | info@sprinklr.com 8 f. Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. g. Survival; Notification. The provisions of this Agreement shall survive any termination of the employment or consulting relationship between myself and the Company, regardless of the reason for such termination. The Company may notify anyone employing or engaging me at any time of the provisions of this Agreement. andidate-sign-1] Signed by: {{CANDIDATE_SIGNATURE}} Manish Sarin Date: {{CANDIDATE_SIGNATURE_DATE}} /s/ Manish Sarin January 12, 2022